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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of Federal-Mogul Corporation on Form S-4, of our report dated January 27, 1997 except for Note 18 as to which the date is August 18, 1997 with respect to the financial statements and schedule of Federal - Mogul Corporation included in the Annual Report on Form 10-K/A of Federal-Mogul Corporation for the year ended December 31, 1996, and to the references to us under the heading "Experts," in the Prospectus, which is part of this Registration Statement.


                                          /s/ Ernst & Young LLP
Detroit, Michigan

August 20, 1997